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                                                               EXHIBIT 5.03



                              November 16, 1995




Ladies and Gentlemen:

         RE: REGISTRATION STATEMENT ON FORM S-3
             ----------------------------------

     We have acted as counsel to Delrina Corporation (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on October 18, 1995, and amended on November 13, 1995, for the purpose of registering 14,363,106 shares of common stock, par value $.01 per share, of Symantec Corporation ("Symantec").

     We have aided in the preparation of the Registration Statement, including, in particular the discussion under the heading "INCOME TAX CONSIDERATIONS -- Canadian Federal Income Tax Considerations" (the "Tax Summary").

     We hereby confirm that, as of the date hereof, the Tax Summary is a fair and accurate summary, in all material respects, of the matters addressed therein, based upon the assumptions stated or referred to therein. It is possible that contrary positions may be taken by Revenue Canada, Customs, Excise & Taxation and that a court may agree with such contrary positions.


     This opinion is furnished to you solely for your benefit and the benefit of the holders of the Exchangeable Shares of the Company in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We also consent to the use of our name in the Tax Summary and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the SECURITIES ACT OF 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                Yours very truly,



                OSLER, HOSKIN & HARCOURT